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                                                                    Exhibit 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report on ORBCOMM Global, L.P.'s December 31, 2000 and 1999 financial statements dated April 12, 2001, and our report on Orbital Communications Corporation's December 31, 1999 financial statements dated February 3, 2000, except with respect to the matters described in Note 10, as to which the date is April 12, 2001, included in this Form 10-K/A, into Orbital Sciences Corporation's previously filed Registration Statements on Form S-8 (File Nos. 33-84296, 33-62277, 33-64517, 333-53585, 333-69887, 333-69885, 333-27999,
333-59470, and 333-59474).

ARTHUR ANDERSEN LLP

August 30, 2001
Vienna, Virginia




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